Exhibit 10.11

SERVICES AGREEMENT

This SERVICES AGREEMENT (this “Agreement”), effective as of November __, 2015, is entered into by and between NB Capital Acquisition Corp., a Delaware corporation (the “Company”), and Neuberger Berman Group LLC, either directly or through one or more of its subsidiaries (“NB”).

WHEREAS, the Company has filed a Registration Statement on Form S-1 (file no. 333-207221) (the “Registration Statement”) regarding a proposed initial public offering of Units of the Company (the “IPO”);

WHEREAS, following the IPO, it is expected that NB Capital Sponsor LLC, an indirect wholly-owned subsidiary of NB, will be a significant stockholder of the Company and, accordingly, NB will benefit if the Company successfully completes an initial business combination following the IPO; and

WHEREAS, the Company desires to receive from NB, and NB desires to provide to the Company, the Services (as defined below) pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the agreements hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement; Term.

(a) During the Term (as defined below), NB hereby agrees to render to the Company the following advisory services (collectively, the “Services”):

(i)	Identifying and sourcing potential opportunities for the Company’s initial business combination;

(ii)	Assistance with due diligence reviews of prospective target businesses;

(iii)	Assistance with negotiating, structuring or financing a potential initial business combination; and

(iv)	such other services relating to the Company as may from time to time be mutually agreed to between the parties.

(b) It is expressly understood and agreed that NB and its employees shall devote only so much time, and shall consult with and advise the officers and directors of the Company only to such extent and, at such times and places, as may be mutually convenient to the Company and NB. NB shall be free to provide similar services to such other business enterprises or activities as NB may deem fit without any limitation or restriction whatsoever.

(c) The term of this Agreement shall commence as of the date that the Company’s Units are first listed on the NASDAQ Capital Market and shall continue until the earlier of the consummation by the Company of an initial business combination and the Company’s liquidation (in each case as described in the Registration Statement) (the “Term”).

2. Compensation. NB shall not be entitled to receive any fees or reimbursement of any expenses for the Services to be rendered hereunder.

3. Relationship of the Parties. NB is providing the Services hereunder as an independent contractor. Nothing in this Agreement shall be deemed to constitute the parties hereto as joint venturers, alter egos, partners or participants in an unincorporated business or other separate entity, nor in any manner create any employer-employee or principal-agent relationship between the Company, on the one hand, and NB, any of its subsidiaries, or any of their respective officers or employees on the other hand (notwithstanding the fact that the Company and NB may have in common any officers, directors, stockholders, members, managers, employees, or other personnel).

4. Directors and Officers. Nothing in this Agreement shall be construed to relieve the directors or officers of the Company from the performance of their respective duties or limit the exercise of their powers in accordance with the Company’s charter, bylaws, other constituent documents, applicable law or otherwise. The activities of the Company shall at all times be subject to the control and direction of its directors and officers. The Company reserves the right to make all decisions with regard to any matter upon which NB has rendered its advice and consultation. The Company and NB expressly acknowledge and agree that NB is being engaged by the Company to provide the Services to the Company, and that NB shall not, and shall have no authority to, control the Company or the Company’s day-to-day operations, whether through the performance of NB’s duties hereunder or otherwise.

5. Limitation of Liability. Neither NB nor any of its subsidiaries or other affiliates, nor any of their respective members, managers, partners, directors, officers, employees, agents or controlling persons, nor any successor by operation of law (including by merger) of any such person, nor any entity that acquires all or substantially all of the assets of any such person in a single transaction or series of related transactions (all of the foregoing, collectively, the “Indemnitees”) shall be liable to the Company or its affiliates or any of the security holders or creditors of the Company or any of its affiliates for any damage, loss, liability, deficiency, diminution in value, action, suit, claim, proceeding, investigation, audit, demand, assessment, fine, judgment, cost or other expense (including, without limitation, legal fees and expenses) (collectively “Liabilities”) directly or indirectly (whether direct or indirect, in contract or tort or otherwise) arising out of, related to, caused by, based upon or in connection with the performance of the Services contemplated by this Agreement unless such Liability shall be proven to result directly and primarily from the willful misconduct of such person. NB make no representations or warranties, express or implied, in respect of the Services provided hereunder. In no event will any Indemnitee be liable to the Company (x) for any special, indirect, punitive, incidental or consequential damages, including, without limitation, loss of profits or savings or lost business, whether or not such damages are foreseeable or such Indemnitee has been advised of the possibility of such damages or (y) in respect of any Liabilities relating to any third party claims (whether based in contract, tort or otherwise).

6. Waiver of Claims. NB hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this letter agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

7. Assignment; Successors and Assigns. This Agreement and the rights, duties and obligations of the parties hereunder may not be assigned or delegated by either party hereto without the prior written consent of the other. All covenants, promises and agreements by or on behalf of the parties contained in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

8. Applicable Law; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law or choice of law that would compel the application of the substantive laws of any other jurisdiction. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

9. Section Headings. The headings of each section are contained herein for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

10. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with regard to the subject matter hereof and supersedes and replaces all prior agreements, understandings and representations, oral or written, with regard to such matters.

11. Severability. If any provision of this Agreement or application thereof under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

12. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, and both of which together shall constitute one and the same document. Any counterpart may be executed by PDF or facsimile signature and such PDF or facsimile signature shall be deemed an original.

13. Construction. The construction of this Agreement shall not take into consideration the party who drafted or whose representative drafted any portion of this Agreement, and no canon of construction shall be applied that resolves ambiguities against the drafter of a document.

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IN WITNESS WHEREOF, the parties have executed this Advisory Services Agreement as of the date first above written.

COMPANY:

NB CAPITAL ACQUISITION CORP.

By:
Name:
Title:

NB:

NEUBERGER BERMAN GROUP LLC

By:
Name:
Title: